UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

Autoliv, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Supplement to Proxy Statement

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS ON MAY 5, 2015

This proxy statement supplement, dated April 28, 2015 (the “Supplement”), supplements the proxy statement dated March 23, 2015 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2015.

Withdrawal of Nominee for Election to the Board

As described in the Proxy Statement, the Board previously nominated six individuals to stand for election as directors at the Annual Meeting. However, on April 25, 2015, Dr. Wolfgang Ziebart, one of the six director nominees named in the Proxy Statement, informed the Chairman of the Board of his decision to withdraw his candidacy due to a change in the circumstances of his employment with Jaguar Land Rover. Dr. Ziebart does not currently serve on the Board and the Company does not intend to nominate a replacement director for election at the Annual Meeting.

Other than Dr. Ziebart, the nominees named in the Proxy Statement sent or made available to the Company’s stockholders intend to stand for election at the Annual Meeting. The form of proxy card included in the Company’s definitive proxy materials remains valid, notwithstanding Dr. Ziebart’s withdrawal. Any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining five nominees named in the Proxy Statement. Any votes that are or have been submitted with instruction to vote for Dr. Ziebart will be disregarded.

Size of Board

The Company’s By-Laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. The size of the Board is currently fixed at nine members. As stated in the Proxy Statement, the Board adopted a resolution to increase the number of directors on the Board to ten, effective immediately prior to the opening of the polls for the election of directors at the Annual Meeting. However, since Dr. Ziebart will no longer stand for election as a director and the Board does not intend to nominate a replacement director for election at the Annual Meeting, such expansion of the Board is no longer necessary at this time. The Board intends to take the necessary action to keep the size of the Board at nine members. The Board continues to search for qualified candidates to serve on the Board.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

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